Joint Filer Information


Name:  J. Murray Logan
Address:  c/o L-R Managers LLC
          430 Park Avenue
          7th Floor
          New York, New York  10022
Designated Filer:  L-R Offshore Managers, LLC
Issuer Name:  ReGen Biologics, Inc. (RGBI)
Date of Event Requiring Statement:  03/01/05

                  J. MURRAY LOGAN
                                                            03/02/05
                  --------------------------            ---------------
                                                              Date


Name:  Donald S. LaGuardia
Address:  c/o L-R Managers LLC
          430 Park Avenue
          7th Floor
          New York, New York  10022
Designated Filer:  L-R Offshore Managers, LLC
Issuer Name:  ReGen Biologics, Inc. (RGBI)
Date of Event Requiring Statement:  03/01/05

                  DONALD S. LAGUARDIA
                                                            03/02/05
                  --------------------------            ---------------
                                                              Date